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                 ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT


     THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (the "Agreement") is made as of the 22nd day of September, 1999 by and among Metro Networks, Inc., a Delaware corporation ("Assignor"), Westwood One, Inc., a Delaware corporation ("Assignee"), and David Saperstein ("Saperstein").

                             W I T N E S S E T H:

     WHEREAS, Assignor and Saperstein have entered into that certain Stock Loan and Pledge Agreement, dated as of October 16, 1996 (the "Agreement");

     WHEREAS, Assignor desires to assign the Agreement to Assignee and Assignee desires to assume the Agreement as more fully provided below;

     WHEREAS, Saperstein has consented to such assignment and assumption; and

     WHEREAS, Assignee and Saperstein desire to amend certain provisions of the Agreement as more fully provided below.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                       ASSIGNMENT, ASSUMPTION AND CONSENT

     1.1 Assignor does hereby assign all of its right, title and interest and obligations in and to the Agreement.

     1.2 Assignee hereby accepts the foregoing assignment, assumes all of Assignor's obligations pursuant to the Agreement and agrees to perform all the terms of the Agreement on and after the date hereof.

     1.3 Saperstein hereby consents to the assignment and assumption referred to in Section 1.1 and 1.2 above.

                                   ARTICLE II

                                   AMENDMENTS

     Assignee and Saperstein hereby agree that the Agreement shall be amended as follows:
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     2.1  The term "Pledged Shares" in the Agreement shall be amended to mean the 3,824,625 shares of Series A Convertible Preferred Stock of the Assignee represented by Stock Certificate Number 1.

     2.2 Notwithstanding Section 4.1 of the Agreement, the Assignee agrees that it shall not exercise its right to terminate the Agreement prior to September 22, 2004.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.1 This Agreement shall be binding upon and shall inure to the benefit of Assignor, Assignee and Saperstein and their respective successors and assigns.

     3.2 All notices, requests and other communications hereunder shall be in writing and shall be delivered in person or mailed by first class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier or by telecopier, in either case, with receipt confirmed, addressed as follows:

     If to Assignor or Assignee:

     c/o Westwood One, Inc.
     9450 Washington Boulevard
     Culver City, California 90232
     Attn: Joel Hollander

     If to the Saperstein:

     David Saperstein
     c/o Weinstein, Spira & Company
     2200 Five Greenway Plaza
     Houston, Texas 77046

     with a copy to:

     Paul, Hastings, Janofsky & Walker LLP
     399 Park Avenue
     New York, New York 10022
     Attn: Neil A. Torpey, Esq.

     3.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     3.4 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

                                     -2-
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                    METRO NETWORKS, INC.


                    By:  /s/ SHANE E. COPPOLA
                         -----------------------------------
                         Name: Shane E. Coppola
                         Title: Executive Vice President


                   WESTWOOD ONE, INC.


                   By:  /s/ GARY YUSKO
                        -------------------------------------
                        Name: Gary Yusko
                        Title: Vice President

                       /s/ DAVID SAPERSTEIN
                       --------------------------------------
                       David Saperstein